CCG Announces 1Q14 Results

Charlotte, NC – April 29, 2014 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality student housing properties, today announced results for the three months ended March 31, 2014.

Highlights

First Quarter 2014

•	Increased Funds From Operations Adjusted (“FFOA”) 29.1% compared to the first quarter of 2013, from $8.4 million to $10.8 million, resulting in $0.17 per diluted share for the first quarter of 2014

•	Delivered same store net operating income (“NOI”) of $11.5 million at 90.5% occupancy and a 55.0% margin

•	Achieved leasing results ahead of prior year as of April 27, 2014. Leasing for all 69 operating properties was 69.4% versus 67.9%, an increase of 150 bps from the prior year and breaks down as follows:

o	Leasing for the Company’s 41 Grove operating properties was 64.9% compared to 59.1% the prior year – 580 basis points ahead

▪	Leasing for the Company’s 32 wholly-owned Grove assets was 68.2% versus 62.5% the prior year, an increase of 570 basis points over the prior year

▪	Leasing for the Company’s 9 joint venture Grove assets was 53.8% versus 47.7%, an increase of 610 basis points over the prior year.

o	Leasing for the Company’s Copper Beech Brand portfolio of 28 operating properties was 77.0% versus 82.8%, a decrease from the prior year of 580 basis points.

▪	Driven mainly by three markets that are absorbing more slowly than prior years

•	Continued progress on eight development and two redevelopment projects expected to be delivered for the 2014/2015 academic year, containing 7,455 beds with a median distance to campus of 0.3 miles

1

Financial Results for the Three Months Ended March 31, 2014

For the three months ended March 31, 2014, Funds From Operations (“FFO”) and FFOA are shown in the table below.

FFO/FFOA
	Three Months Ended March 31,
		Per share -		Per share -
($mm, except per share)	2014	diluted	2013	diluted
FFO	$12.0	$0.18	$8.1	$0.17
FFOA[1]	$10.8	$0.17	$8.4	$0.18

1 Includes eliminations for the write-off of transaction costs and the fair value adjustments of Copper Beech debt as reflected in the Q1 2014 Supplemental Analyst Package.

A reconciliation of net income attributable to common stockholders to FFO and to FFOA can be found at the end of this release.

For the three months ended March 31, 2014, the Company reported total revenues of $32.0 million and net income (loss) attributable to common stockholders of ($2.0) million, compared to $33.0 million and $1.0 million, respectively, in the same period in 2013.

Operating Results

For the three months ended March 31, 2014, results for wholly-owned same store properties were as follows:

Same Store Results
	Three Months Ended March 31,
($mm)	2014	2013	Change

Number of Assets	28	28
Number of Beds	14,920	14,920
Occupancy	90.5%	93.4%	(290) bps
Total Revenues	$21.0	$21.5	(2.4%)
NOI	$11.5	$11.9	(2.8%)
NOI Margin	55.0%	55.3%	(30) bps

NOI for the wholly-owned same store pool was impacted by a 290 basis point decrease in occupancy as a result of the Company's receivable policy. This was partially offset by strict expense management from the Company's operating teams who brought expenses down by 1.8%, or $177,000, over the prior year. As a result of this focus on expenses, the decrease in NOI was limited to 2.8%, which was contemplated in guidance.

NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net income attributable to common stockholders to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package located at http://investors.campuscrest.com/.

2

Portfolio Information

As of March 31, 2014, the Company owned interests in 79 properties totaling approximately 43,256 beds across North America. A summary of the leasing for the 2014/2015 academic year follows:

2014/2015 Academic Year Leasing Summary
				2014-2015		2013-2014			Rental Rate
Property	Properties	Unit	Beds	Signed(1)	%	Signed(1)	%	Change	Change

Operating
Wholly-Owned	32	6,400	17,476	11,917	68.2%	10,920	62.5%	5.7%	n/a
HSRE Joint venture	9	1,870	5,148	2,770	53.8%	2,458	47.7%	6.1%	n/a
Total Operating	41	8,270	22,624	14,687	64.9%	13,378	59.1%	5.8%	1.0% - 2.0%

Copper Beech Portfolio	28	5,047	13,177	10,142	77.0%	10,913	82.8%	(5.8%)	0.0% - 1.0%

Total Operating Portfolio	69	13,317	35,801	24,829	69.4%	24,291	67.9%	1.5%	n/a

Total 2014 Deliveries	10	3,128	7,455	2,145	28.8%	n/a	n/a	n/a	n/a

Note: The redevelopment of the 100% owned property in Toledo, OH is excluded.

1 As of April 27, 2014 and April 27, 2013, respectively.

Investment Activity

Development

The Company expects to deliver eight new development projects, totaling 5,213 beds, for the 2014/2015 academic year, at a total cost of approximately $384.9 million, of which $214.5 million is the Company’s share of total development cost. As of March 31, 2014, a majority of the Company's required contribution had been funded. The assets are located a median of 0.3 miles from campuses of primary non-flagship and flagship universities.

Redevelopment

The Company expects to deliver two redevelopment projects in its Canadian joint venture, totaling 2,242 beds, for the 2014/2015 academic year, at a total cost of approximately $166.4 million, of which $58.2 million is the Company’s share of total development cost. As of March 31, 2014, all of the Company's required contribution had been funded. The two assets are located in downtown Montréal, Québec and serve over 120,000 students in the market.

Acquisitions

In January 2014, the Company acquired from Harrison Street Real Estate Capital the remaining 80% equity interest in The Grove at Denton, Texas, for approximately $7.7 million.

3

Balance Sheet and Capital Markets

The Company proactively manages its balance sheet and looks to opportunistically access capital to fund growth and maintain a conservative capital structure.

As of March 31, 2014, the Company had $14.3 million of cash and $20.8 million of restricted cash, with $15.6 million coming from the December 2013 sale of four wholly-owned Grove-branded student housing properties that were structured as a 1031 exchange. Additionally, the Company had net availability under its revolving credit facility of $103.5 million as of March 31, 2014.

As of March 31, 2014, the Company had not sold any shares under its $100.0 million At-the-Market common equity offering program.

Dividends

On April 22, 2014, the Company announced that its Board of Directors declared its second quarter of 2014 common stock dividend of $0.165 per share. Based on a closing price of $8.61 on April 21, 2014, the annualized dividend yield is 7.7%. The dividend is payable on July 9, 2014 to stockholders of record as of June 25, 2014.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the second quarter of 2014. The preferred share dividend is payable on July 15, 2014 to stockholders of record as of June 25, 2014.

2014 Earnings Guidance and Outlook

Based on management’s current estimates of market conditions and future operating results, the Company reaffirms its previous guidance for fiscal year 2014 FFOA per fully diluted share of $0.72 to $0.74. As previously disclosed, this assumes that the Company does not elect to exercise purchase option one for the Copper Beech portfolio.

The Company's FFOA guidance excludes non-recurring and non-cash items, such as the write-off of deferred financing costs as a result of early payoff of financings, potential impairments, transaction costs associated with the Copper Beech investment and other acquisitions and the mark-to-market adjustment of the Copper Beech debt. Additionally, it excludes the potential impact of any asset dispositions or capital raises.

4

Conference Call Details

The Company will host a conference call on Wednesday, April 30, 2014, at 9:00 a.m. (EST) to discuss the financial results.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 13580178. The replay will be available until May 7, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investors section of the Company’s web site at http://www.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality student housing properties located close to college campuses in targeted markets. Pro forma for the Copper Beech restructure, the Company has ownership interests in 80 student housing properties and over 43,000 beds across North America, of which 70 are operating and 10 are development or redevelopment properties. The Company is an equity REIT that differentiates itself through its vertical integration and consistent branding across the portfolio through three unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch. The evo brand provides urban students with a luxury student housing option with all the conveniences of city living. Additional information can be found on the Company's website at http://www.campuscrest.com/.

5

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, the performance of properties in occupancy and yield targets, outlook and guidance for full-year 2014 FFOA and the related underlying assumptions, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

6

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	March 31,	December 31,
	2014	2013

Assets
Investment in real estate, net:
Student housing properties	$750,936	$716,285
Accumulated depreciation	(108,214)	(102,356)
Development in process	121,353	91,184
Investment in real estate, net	764,075	705,113
Investment in unconsolidated entities[1]	359,301	324,838
Cash and cash equivalents	14,332	32,054
Restricted cash [2]	20,768	32,636
Student receivables, net	2,655	2,825
Cost and earnings in excess of construction billings	40,641	42,803
Other assets, net	49,128	42,410
Total assets	$1,250,900	$1,182,679

Liabilities and equity
Liabilities:
Mortgage and construction loans	$223,746	$205,531
Line of credit and other debt	265,300	207,952
Accounts payable and accrued expenses	65,394	62,448
Construction billings in excess of cost and earnings	168	600
Other liabilities	14,342	11,167
Total liabilities	568,950	487,698
Equity:
Preferred stock	$61	$61
Common stock	645	645
Additional common and preferred paid-in capital	774,573	773,896
Accumulated deficit and distributions	(96,772)	(84,143)
Accumulated other comprehensive loss	(1,070)	(71)
Total stockholders' equity	677,437	690,388
Noncontrolling interests	4,513	4,593
Total equity	681,950	694,981
Total liabilities and equity	$1,250,900	$1,182,679

1 As of March 31, 2014 and Decmeber 31, 2013, includes the Company’s investment in Copper Beech equating to a 67.0% effective ownership interest in 30 properties, of which 28 are operating and 2 are non-operating properties.

2 As of March 31, 2014 and December 31, 2013, includes approximately $15,600 and $28,200, respectively, of cash held in escrow from the sale of the four wholly-owned Grove-branded student housing properties on December 27, 2013.

7

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended March 31,
	2014	2013	$ Change

Revenues:
Student housing rental	$23,635	$20,748	$2,887
Student housing services	973	824	149
Development, construction and management services	7,436	11,427	(3,991)
Total revenues	32,044	32,999	(955)
Operating expenses:
Student housing operations	10,613	9,690	923
Development, construction and management services	6,394	10,658	(4,264)
General and administrative	3,506	2,651	855
Transaction costs[1]	585	385	200
Ground leases	117	54	63
Depreciation and amortization	6,980	5,678	1,302
Total operating expenses	28,195	29,116	(921)
Equity in earnings (loss) of unconsolidated entities[2,3]	319	410	(91)
Operating income	4,168	4,293	(125)
Nonoperating income (expense):
Interest expense, net	(3,376)	(2,884)	(492)
Other income[4]	66	36	30
Total nonoperating expense, net	(3,310)	(2,848)	(462)
Net income before income tax benefit (expense)	858	1,445	(587)
Income tax benefit	190	452	(262)
Income from continuing operations	1,048	1,897	(849)
Income (loss) from discontinued operations	-	270	(270)
Net income	1,048	2,167	(1,119)
Dividends on preferred stock	3,050	1,150	1,900
Net income (loss) attributable to noncontrolling interests	(15)	11	(26)
Net income (loss) attributable to common stockholders	($1,987)	$1,006	($2,993)

Net income (loss) per share attributable to common stockholders - Basic and Diluted:	($0.03)	$0.02

Weighted average common shares outstanding:
Basic	64,495	46,156
Diluted	64,929	46,591

1 For the three months ended March 31, 2014, includes $585 of transaction costs related to Copper Beech and the two assets in Montreal. Additionally, for the three months ended March 31, 2013, includes $385 of transaction costs related to Copper Beech.

2 For the three months ended March 31, 2014 and the period March 18, 2013 to March 31, 2013, includes results from the Company’s investment in Copper Beech. The Company made its initial investment on March 18, 2013 and subsequently made additional investments. On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options. As of March 31, 2014, the Company held a 67% effective interest in 28 operating and 2 non-operating properties.

3 For the three months ended March 31, 2014 and 2013, includes $1,754 and $112, respectively, of fair value adjustment related to Copper Beech's debt.

4 For the three months ended March 31, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013. In conjunction with the September 30, 2013 amendment to the purchase and sale agreement, the $31,700 loan was repaid by Copper Beech.

8

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO"), FUNDS FROM OPERATIONS ADJUSTED ("FFOA") & NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended March 31,
	2014	2013	$ Change

Net income (loss) attributable to common stockholders	$(1,987)	$1,006	$(2,993)
Net income (loss) attributable to noncontrolling interests	(15)	11	(26)
Real estate related depreciation and amortization	6,677	6,296	381
Real estate related depreciation and amortization -
unconsolidated entities	7,333	807	6,526
FFO available to common shares and OP units[1,2,3]	12,008	8,120	3,888
Elimination of transactions costs	585	385	200
Elimination of FV adjustment of CB debt	(1,754)	(112)	(1,642)
Funds from operations adjusted (FFOA) available to common
shares and OP units	$10,839	$8,393	$2,446

FFO per share - diluted[1,2,3]	$0.18	$0.17	$0.01
FFOA per share - diluted	$0.17	$0.18	$(0.01)
Weighted average common shares and OP units outstanding - diluted	64,929	46,591

	Three Months Ended March 31,
	2014[1]	2013[1]

Net income (Loss) attributable to common stockholders	$(1,987)	$1,006
Net income (Loss) attributable to noncontrolling interests	(15)	11
Preferred stock dividends	3,050	1,150
Income tax benefit (expense)	(190)	(452)
Other income (expense)	(66)	(36)
(Income) loss on discontinued operations	-	(270)
Interest expense	3,376	2,884
Equity in earnings of unconsolidated entities	(319)	(410)
Depreciation and amortization	6,980	5,678
Ground lease expense	117	54
General and administrative expense	3,506	2,651
Transaction costs	585	385
Development, construction and management services expenses	6,394	10,658
Development, construction and management services revenues	(7,436)	(11,427)
Total NOI	$13,995	$11,882
Same store properties NOI[4]	$11,544	$11,878
New properties NOI[4]	$1,692	$0
The Grove at Pullman & Toledo NOI[5]	$759	$4

1 For the three months ended March 31, 2014, and the period March 18, 2013 to March 31, 2013, includes results from the Company’s investment in Copper Beech. The Company made its initial investment on March 18, 2013 and subsequently made additional investments. On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options. As of March 31, 2014, the Company held a 67% effective interest in 28 operating and 2 non-operating properties.

2 For the three months ended March 31, 2014, includes $585 of transaction costs related to Copper Beech and the two assets in Montreal. Additionally, for the three months ended March 31, 2013, includes $385 of transaction costs related to Copper Beech.

3 For the three months ended March 31, 2014 and 2013, includes $1,754 and $112, respectively, of fair value adjustment related to Copper Beech's debt.

4 "Same store" properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

5 For the three months ended March 31, 2014, includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

9

Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs, the write-off of development cost and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

10

NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

11